                                                                    EXHIBIT 99.2

                            JOINT FILER INFORMATION

              Item                              Information

Name:                              Wells Fargo Municipal Capital Strategies, LLC
Address:                           375 Park Avenue
                                   New York, New York 10152

Date of Event Requiring            March 1, 2017
Statement (Month/Day/Year):

Issuer Name and Ticker or          Nuveen Massachusetts Quality Municipal Income
Trading Symbol:                    Fund (NMT)

Relationship of Reporting          10% Owner
Person(s) to Issuer:

If Amendment, Date Original        Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group Filing:  Form filed by More than One Reporting Person

Signature:                         WELLS FARGO MUNICIPAL CAPITAL STRATEGIES, LLC

                                     By:    /s/ Adam Joseph
                                          ------------------------------
                                     Name: Adam Joseph
                                     Title: President
                                     Date: March 2, 2017